Exhibit 10.7

Performance-Based RSU Form

LIGAND PHARMACEUTICALS INCORPORATED

2002 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE AND
RESTRICTED STOCK UNIT AGREEMENT

Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”), pursuant to its 2002 Stock Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s common stock (the “Shares”). This award for Restricted Stock Units (this “RSU Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Participant:
	Exhibit B 1.(a)	Exhibit B 1.(b)
Grant Date:
Grant Number:
Target Number of RSUs Subject to Award (“Target RSUs”):
Maximum Number of RSUs Subject to Award (“Maximum RSUs”):
Vesting Schedule:	The RSUs shall vest as set forth in Exhibit B attached hereto.
Distribution Schedule:	The RSUs shall be distributable as they vest pursuant to the Vesting Schedule.

By his or her acceptance of this Restricted Stock Unit Grant, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

LIGAND PHARMACEUTICALS INC.	PARTICIPANT

By:            By:

Print Name:            Print Name:

Title:

Address            Address:

Exhibit 10.7

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

LIGAND PHARMACEUTICALS, INCORPORATED
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”), has granted to Participant the right to receive the number of RSUs under the Company’s 2002 Stock Incentive Plan (the “Plan”) indicated in the Grant Notice, with respect to the number of shares of the Company’s common stock (the “Stock”). The RSU Award and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE I.
AWARD OF RESTRICTED STOCK UNITS

1.1    Award of Restricted Stock Units.
(a)    Award. In consideration of Participant’s agreement to remain in the Service of the Company or one of its affiliates, and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan (the “RSU Award”). Each RSU represents the right to receive one Share. Prior to actual issuance of any Shares, the RSUs and the RSU Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    Vesting. The RSUs subject to the RSU Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. In the event of Participant’s cessation of Service for any reason, including as a result of Participant’s death or Permanent Disability, prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.
(c)    Distribution of Stock.
(i)    Stock shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested RSUs granted to Participant pursuant to this Restricted Stock Unit Agreement, subject to the terms and provisions of the Plan and this Restricted Stock Unit Agreement, within ten (10) days following each vesting date as the RSU vests pursuant to the Vesting Schedule set forth in the Grant Notice.
(ii)    All distributions shall be made by the Company in the form of whole shares of Stock. In no event will fractional shares be issued upon settlement of the RSU Award. No fractional

Shares shall be issued and any such fractional Shares shall be cancelled automatically and without any further action by Participant or the Company.
(iii)    Notwithstanding the foregoing, shares of Stock shall be issuable pursuant to an RSU at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the RSUs or the shares of Stock issuable pursuant to the RSUs to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.
(d)    Generally. Stock issued under the RSU Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Plan Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form.
1.2    Taxation Representations; Tax Withholding. Notwithstanding any other provision of this Agreement (including, without limitation, Section 1.1(b) hereof):
(a)    Taxation Representations. Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
(b)    Tax Withholding. The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:
(i)     by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)     by the deduction of such amount from other compensation payable to Participant;

(iii)    with respect to any tax withholding obligation arising in connection with the distribution of the RSUs, by requesting that the Company and its Subsidiaries withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the tax withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)     with respect to any tax withholding obligation arising in connection with the distribution of the RSUs, with the consent of the Plan Administrator, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the tax withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the tax withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Plan Administrator, but in any event not later than the settlement of such sale; or

(vi)     in any combination of the foregoing.
(c)    Failure by Participant to Provide Timely Payment. With respect to any withholding taxes arising in connection with the RSUs, in the event Participant does not provide timely payment of all sums required pursuant to Section 1.2(b), the Plan Administrator shall have the right, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 1.2(b)(iii) above. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs, provided that no payment shall be delayed under this Section 1.2(b) if such delay will result in a violation of Section 409A of the Code.
(d)    Broker Sale. In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 1.2(b)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 1.2(d), including the transactions described in the previous sentence, as applicable.
(e)    Participant Liable for Taxes. Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding obligation in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
1.3    Conditions to Issuance of Certificates The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed; (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Plan Administrator shall, in its sole and absolute discretion, deem necessary and advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Plan Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE II.
OTHER PROVISIONS
2.1    RSU Award and Interests Not Transferable. This RSU Award and the rights and privileges conferred hereby, including the RSUs awarded hereunder, shall not be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
2.2    Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a shareholders agreement in such form as shall be determined by the Company.
2.3    No Right to Continued Service. Nothing in the Plan or in this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or services at any time, nor confer upon Participant the right to continue in the employ or service of the Company or any Parent or Subsidiary.
2.4    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
2.5    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
2.6    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at its principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s employee records or as subsequently modified by written notice.
2.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
2.8    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
2.9    Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.
2.10    Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.
2.11    Section 409A. This RSU Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”), and, accordingly, the Shares issuable pursuant to the RSUs hereunder shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
2.12    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 1.2(b)(iii) or (v): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the tax withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s tax withholding obligation.
2.13    Paperless Administration. By accepting this RSU Award, Participant hereby agrees to receive documentation related to the RSU Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

EXHIBIT B
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE-BASED VESTING
Capitalized terms used in this Exhibit B and not defined in Section 3 below shall have the meanings given them in the Agreement to which this Exhibit B is attached.
[Vesting to be specified in individual award agreement: Insert vesting.]

B-1